Exhibit 99.1

2007-3

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (January 29, 2007) - Cameron Chairman and CEO Sheldon R. Erikson will appear at Credit Suisse’s 2007 Energy Summit on Wednesday, February 7, 2007. His remarks will be available on a live webcast.
The audio of the conference presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 9:40 a.m. Eastern time (8:40 a.m. Central). The presentation will be archived on Cameron’s website for one week beginning the day after the live webcast.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com